SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2007 (January 30, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01. Entry into a Material Definitive Agreement

On January 30, 2007, our wholly-owned subsidiary, CTC Cable Corporation entered into an agreement (the “Agreement”) with Far East Composite Technology Co. Ltd. (“Far East”), a subsidiary of Jiangsu New Far East Cable Corporation. In connection with the agreement, Far East has agreed to a long term distribution and manufacturing arrangement and that Far East shall have exclusive rights to sell and distribute the Registrant’s stranded composite electrical cable technology (“ACCC Conductor”). Far East shall have such exclusive rights in ten provinces and municipalities in China and non-exclusive rights for all other territories in China.

The agreement calls for minimum non-returnable purchases of ACCC Conductor cable of 600 kilometers per quarter for the first year under the Agreement with increases to 900 kilometers per quarter for year two and 1,200 kilometers per quarter for year three. Initial orders of 424 kilometers have already been placed under this agreement for ACCC conductor valued at $7.0 million.

If Far East fails to meet its minimum non-returnable purchase during any applicable quarter, the Registrant may (1) convert the arrangement into a non-exclusive distributor relationship, (2) terminate the agreement or (3) waive such requirement for that particular quarter.

The agreement also requires Far East to become qualified to strand CTC Cable’s ACCC Conductor core within 12 calendar months after the execution of this agreement. Upon qualification, Far East shall be subject to a manufacturing agreement and CTC Cable shall grant Far East the right to strand ACCC Cable using ACCC core supplied by CTC Cable.

The Registrant shall provide a warranty that the distributed cables will meet specifications agreed to by the parties. This warranty shall be effective for 12 months from the date of installation by the end user but no more than 24 months from the date of Registrant’s invoice covering the applicable products.

The term of the agreement is for one year from January 30, 2007 with an option for the Registrant to extend the Agreement an additional two years in the event that Far East complies with the terms and conditions of the Agreement and Far East has been qualified to strand ACCC Conductor.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement between CTC Cable Corporation and Far East Composite Technology Co. Ltd. dated as of January 30, 2007**

**	Confidential treatment requested as to portions of the Exhibit. Omitted materials have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

Dated: February 2, 2007	By:	/s/
Kevin Smith Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Agreement between CTC Cable Corporation and Far East Composite Technology Co. Ltd. dated as of January 30, 2007

**	Confidential treatment requested as to portions of the Exhibit. Omitted materials have been filed separately with the Securities and Exchange Commission.